UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act OF 1934

Date of Report (Date of earliest event reported): August 26, 2020

TRINE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38835	83-2044042
(Commission File No.)	(IRS Employer Identification No.)

405 Lexington Avenue, 48th Floor New York, NY	10174
(Address of principal executive offices)	(Zip Code)

(212) 503-2855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	TRNE.U	New York Stock Exchange
Class A common stock, $0.0001 par value per share	TRNE	New York Stock Exchange
Warrants to purchase Class A common stock	TRNE.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On August 26, 2020, Trine Acquisition Corp., a Delaware corporation (“Trine”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Trine, Sparrow Merger Sub, Inc., a wholly owned subsidiary of Trine (“Merger Sub”), and Desktop Metal, Inc. (“Desktop Metal”).

Pursuant to the terms of the Merger Agreement, a business combination between Trine and Desktop Metal will be effected through the merger of Merger Sub with and into Desktop Metal, with Desktop Metal surviving the merger as a wholly owned subsidiary of Trine (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of Desktop Metal preferred stock, par value $0.0001 per share (“Desktop Metal preferred stock”), and each share of Desktop Metal common stock, par value $0.0001 per share (“Desktop Metal common stock”), will be converted into the right to receive such number of shares of Trine’s Class A common stock, par value $0.0001 per share (the “Common Stock”) equal to the Per Share Preferred Stock Consideration (as defined in the Merger Agreement) or the Per Share Common Stock Consideration (as defined in the Merger Agreement), as applicable. Pursuant to the terms of the Merger Agreement, Trine is required to use reasonable best efforts to cause the Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement (the “Transactions”) to be listed on the New York Stock Exchange (“NYSE”) prior to the closing of the Merger (the “Closing”).

Desktop Metal, based in Burlington, Massachusetts, is accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions, from rapid prototyping to mass production. Founded in 2015 by leaders in advanced manufacturing, metallurgy, and robotics, Desktop Metal is addressing the unmet challenges of speed, cost, and quality to make Additive Manufacturing an essential tool for engineers and manufacturers around the world.

The consummation of the proposed Transactions is subject to the receipt of the requisite approval of the stockholders of each of Trine and Desktop Metal (such approvals, the “Trine stockholder approval” and the “Desktop Metal stockholder approval,” respectively) and the fulfillment of certain other conditions.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, formation and authority, (b) capital structure, (c) authorization to enter into the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial statements, (g) real property, (h) material contracts, (i) title to assets, (j) absence of changes, (k) employee matters, (l) compliance with laws, (m) litigation, (n) transactions with affiliates and (o) regulatory matters.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to operation of the business prior to consummation of the Transactions and efforts to satisfy conditions to consummation of the Transactions. The Merger Agreement also contains additional covenants of the parties, including, among others, (a) covenants providing for Trine and Desktop Metal to use reasonable best efforts to obtain all necessary regulatory approvals and (b) covenants providing for Trine, Merger Sub and Desktop Metal to cooperate in the preparation of the Registration Statement, Proxy Statement and Consent Solicitation Statement (as each such term is defined in the Merger Agreement) required to be filed in connection with the Transactions.

Desktop Metal Omnibus Incentive Plan

Prior to the Closing, Trine will adopt the Acquiror Omnibus Incentive Plan (as defined in the Merger Agreement) subject to the receipt of the Trine stockholder approval.

Desktop Metal Non-Solicitation Restrictions

Except as expressly permitted by the Merger Agreement, from the date of the Merger Agreement to the Effective Time or, if earlier, the valid termination of the Merger Agreement in accordance with its terms, Desktop Metal has agreed not to, among other things, initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal (as defined in the Merger Agreement).

Prior to the receipt of the Desktop Metal stockholder approval, the Desktop Metal board of directors may, among other things, (a) change its recommendation that the Desktop Metal stockholders adopt the Merger Agreement or (b) pay the termination fee described below and terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal (as defined in the Merger Agreement), subject to the conditions set forth in the Merger Agreement, including Desktop Metal’s board of directors concluding, in consultation with its financial advisor(s) and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Trine Exclusivity Restrictions

From the date of the Merger Agreement to the Effective Time or, if earlier, the valid termination of the Merger Agreement in accordance with its terms, Trine has agreed not to, among other things, solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement, letter of intent, memorandum of understanding or agreement in principle with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than Desktop Metal, its stockholders or any of their affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in any Business Combination (as defined in the Merger Agreement) other than with Desktop Metal, its stockholders and their affiliates or representatives.

Trine Change in Recommendation

Trine is required to include in the Proxy Statement the recommendation of Trine’s board of directors to Trine’s stockholders that they approve the proposals (as defined in the Merger Agreement) relating to the Transactions (the “Trine board recommendation”). Trine is permitted to change the Trine Board Recommendation (such change, a “change in recommendation”) in response to an Acquiror Intervening Event (as defined in the Merger Agreement) if it determines, in good faith, after consultation with its outside legal counsel, that the failure to make such a change in recommendation would be inconsistent with its fiduciary duties under applicable law.

Conditions to Closing

The consummation of the Merger is conditioned upon, among other things, (i) receipt of the Trine stockholder approval, (ii) receipt of the Desktop Metal stockholder approval, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions, (v) the effectiveness of the Registration Statement under the Securities Act, (vi) the completion of the redemption offer in relation to Common Stock in accordance with the terms of the Merger Agreement and the Proxy Statement (the “Redemption Offer”), (vii) Trine having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) remaining after the Redemption Offer, (viii) the receipt of the approval for listing by the New York Stock Exchange of the Common Stock to be issued in connection with the transactions contemplated by the Subscription Agreements (as defined below) and the Merger, (ix) the effective resignations of certain directors and executive officers of Trine, (x) the receipt by the Company of the Closing Tax Opinion (as defined in the Merger Agreement), (xi) the amount of Closing Acquiror Cash (as defined in the Merger Agreement) being equal to or exceeding two hundred million ($200 million) and (xii) customary bringdown conditions.

Waivers

If permitted under applicable law, either Trine or Desktop Metal may waive in writing any conditions for the benefit of itself or such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. Notwithstanding the foregoing, pursuant to Trine’s current certificate of incorporation, Trine cannot consummate the proposed transaction if it has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Closing.

Termination

The Merger Agreement may be terminated at any time, but not later than the Closing, as follows:

(i)	by mutual written consent of Trine and Desktop Metal;

(ii)	by either Trine or Desktop Metal if the other party has breached any of its covenants or representations and warranties such that closing conditions would not be satisfied at the Closing (subject to a thirty-day cure period);

(iii)	by either Trine or Desktop Metal if the transactions are not consummated on or before December 31, 2020 (which date is subject to an automatic extension to January 31, 2021 if certain closing conditions are not satisfied by December 31, 2020 and other closing conditions have been satisfied);

(iv)	by either Trine or Desktop Metal if a governmental entity shall have issued a final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Merger;

(v)	by either Trine or Desktop Metal if the Trine stockholder approval is not obtained at the Trine special stockholder meeting;

(vi)	by written notice from Desktop Metal prior to obtaining the Desktop Metal stockholder approval, in order for Desktop Metal to enter into a Superior Proposal (subject to the relevant terms and conditions of the Merger Agreement);

(vii)	by written notice from Trine prior to obtaining the Desktop Metal stockholder approval if Desktop Metal’s board of directors (A) changes its recommendation that the Desktop Metal stockholders adopt the Merger Agreement, or (B) fails to include its recommendation that the Desktop Metal stockholders adopt the Merger Agreement in the Consent Solicitation Statement distributed to Desktop Metal stockholders; or

(viii)	by written notice from Trine if the Desktop Metal stockholder approval has not been obtained within three business days following the date that the Consent Solicitation Statement is disseminated by Desktop Metal to the Desktop Metal stockholders.

In the event the Merger Agreement is terminated in accordance with the termination rights set forth in items (vi) and (vii) above, then Trine shall be entitled to receive a termination fee in the amount of $54,900,000 (the “Company Termination Payment”). Additionally, Trine shall be entitled to receive the Company Termination Payment in the event the Merger Agreement is terminated by either Trine or the Company in accordance with the termination right set forth in item (iii) above or by Trine in accordance with the termination rights set forth in items (ii) or (viii) above, and (a) before the date of such termination, a bona fide written Acquisition Proposal is publicly announced, disclosed or made and is not publicly withdrawn as of the date of such termination and (b) within twelve months after the date of termination, Desktop Metal consummates such Acquisition Proposal or enters into a definitive agreement for such Acquisition Proposal (which Acquisition Proposal is ultimately consummated).

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Trine, Desktop Metal or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Trine, Desktop Metal or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Trine makes publicly available in reports, statements and other documents filed with the SEC.

Support Agreement

In connection with the execution of the Merger Agreement, Trine and Merger Sub entered into a support agreement (each, a “Support Agreement” and collectively, the “Support Agreements”) with certain stockholders of Desktop Metal (collectively, the “Supporting Desktop Metal Stockholders” and each, a “Supporting Desktop Metal Stockholder”), which collectively hold Desktop Metal preferred stock and Desktop Metal common stock representing the majority of the the voting power of Desktop Metal preferred stock and Desktop Metal common stock. Each Support Agreement provides, among other things, that on (or effective as of) the third business day following the date that the Consent Solicitation Statement is disseminated to Desktop Metal’s stockholders, each Supporting Desktop Metal Stockholder will execute and deliver a written consent with respect to the outstanding shares of Desktop Metal common stock and Desktop Metal preferred stock held by such Supporting Desktop Metal Stockholder adopting the Merger Agreement and approving the Merger. If the Merger is no longer recommended by the Desktop Metal board of directors in accordance with the Merger Agreement, however, each Supporting Desktop Metal Stockholder would instead be required to vote a number of shares that would equal, when aggregated with the number of shares of Desktop Metal preferred stock and Desktop Metal common stock that all other Supporting Stockholders are obligated to vote pursuant to the Support Agreements, 35% of the total number of shares of Desktop Metal common stock and Desktop Metal preferred stock on an as-converted basis and would be entitled, in its sole discretion, to vote its remaining shares in any manner. In addition, the Support Agreements prohibit the Supporting Desktop Metal Stockholders from engaging in activities that have the effect of soliciting an Acquisition Proposal.

Stockholders Agreement

In connection with the execution of the Merger Agreement, Trine entered into a Stockholders Agreement (the “Stockholders Agreement”) with Trine Sponsor IH, LLC (“Trine Sponsor”). Pursuant to the Stockholders Agreement, Trine Sponsor and its successors and any permitted transferees (as defined in the Stockholders Agreement) (together, the “Trine Stockholders”) have the right to nominate Leo J. Hindery (the “Sponsor Director”) to Trine’s board of directors (the “Board”) following the Closing for so long as the Trine Stockholders beneficially own, in the aggregate, a number of shares of Common Stock equal to or greater than 25% of the aggregate number of shares of Common Stock beneficially owned by the Trine Stockholders immediately following the Closing.

Pursuant to the Stockholders Agreement, Trine Sponsor will have certain information rights for so long as such party and their permitted transferees beneficially own, in the aggregate, a number of shares of Common Stock equal to or greater than 25% of the shares of Common Stock beneficially owned by the Trine Stockholders immediately following the Closing. The Stockholders Agreement will terminate with respect to Trine Sponsor at the time that it and its permitted transferees cease to collectively beneficially own, in the aggregate, a number of shares of Common Stock equal to or greater than 25% of the outstanding shares of Common Stock beneficially owned by it immediately following the Closing.

Confidentiality and Lockup Agreements

In addition, pursuant to certain Confidentiality and Lockup Agreements (the “Confidentiality and Lockup Agreements”), certain Desktop Metal stockholders have agreed that they will not, during the period beginning on the effective time of the Merger and continuing to and including the date that is one hundred eighty (180) days after the date of Closing, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, or any interest in any of the foregoing (in each case, subject to certain exceptions set forth in the Confidentiality and Lockup Agreements). The Confidentiality and Lockup Agreements will become effective upon the consummation of the Merger.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, Desktop Metal, Trine and certain stockholders of Desktop Metal and Trine entered into a registration rights agreement (“Registration Rights Agreement”), which will become effective upon the consummation of the Merger. Pursuant to the Registration Rights Agreement, Trine agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 45 days of the Closing. Up to twice in any 12-month period, certain legacy Desktop Metal stockholders and legacy Trine stockholders may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $75,000,000. Trine also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that Trine will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Sponsor Agreement

In connection with the execution of the Merger Agreement, Trine Sponsor and Trine’s directors and officers (together with Trine Sponsor, the “Sponsor Agreement Parties”) entered into an amended and restated letter agreement (the “Sponsor Agreement”) with Trine and Desktop Metal pursuant to which to which the Sponsor Agreement Parties have agreed to vote all shares of Common Stock beneficially owned by such persons in favor of the Merger. The Sponsor Agreement also provides that the Sponsor Agreement Parties will not redeem any shares of Common Stock owned by such persons in connection with the Merger.

The Sponsor Agreement Parties have also agreed, subject to certain exceptions, not to transfer any (i) Founder Shares (as defined in the Sponsor Agreement) (or any shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Merger or (B) subsequent to the Merger, (x) if the last sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger or (y) the date on which Trine completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of Trine’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”) or (ii) Private Placement Warrants (as defined in the Sponsor Agreement) (or any shares of Common Stock issuable upon exercise thereof) until 30 days after the completion of the Merger (the “Private Placement Warrants Lock-up Period” and, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

The Sponsor Agreement also provides that all the Founder Shares (and any shares of Common Stock issuable upon conversion thereof) shall be unvested and shall be subject to certain time and performance-based vesting provisions described below. The Sponsor Agreement Parties have agreed, subject to exceptions, not to transfer any unvested Founder Shares prior to the date such securities become vested. Pursuant to the Sponsor Agreement, 75% of the Founder Shares shall vest at the closing of the Merger. 25% of the Founder Shares shall vest at such time as the Stock Price Level (as defined below) is achieved on or before the fifth anniversary of the Closing.

In the event Trine enters into a binding agreement on or before the fifth anniversary of the Closing related to certain sale transactions involving the shares of Common Stock or all or substantially all the assets of Trine (a “Trine Sale”), all unvested Founder Shares shall vest on the day prior to the closing of such Trine Sale if the per share price implied in such Trine Sale meets or exceeds the Stock Price Level.

Any Founder Shares that remain unvested after the fifth anniversary of the Closing shall be forfeited. The “Stock Price Level” will be considered achieved only (a) when the volume weighted average price of Common Stock on the New York Stock Exchange (or other exchange or other market where the Common Stock is then traded) is greater than or equal to $12.50 for any 20 trading days within a 30 trading day period or (b) the per share price implied in a Trine Sale is greater than or equal to $12.50.

The Sponsor Agreement shall terminate on the earlier of (a) the consummation of a Trine Sale and (b) the later of (i) the earlier of (x) the achievement of a Stock Price Level on or before the fifth anniversary of the Closing and (y) the fifth anniversary of the Closing and (ii) the expiration of the Lock-up Periods.

Subscription Agreements

In connection with the execution of the Merger Agreement, Trine entered into subscription agreements (together with any subscription agreements to be entered into by Trine following the execution of the Merger Agreement, collectively, the “Subscription Agreements”) with certain parties subscribing for shares of Common Stock (together with any parties entering into Subscription Agreements following the execution of the Merger Agreement, the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and Trine has agreed to sell the Subscribers, an aggregate of 27,500,000 shares of Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $275,000,000. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report under the heading “Subscription Agreements” is incorporated by reference herein. The shares of Common Stock to be issued in connection with the Subscriptions and the transactions contemplated thereby will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01	Other Events.

Press Release

Attached as Exhibit 99.1 to this Report is a joint press release of Trine and Desktop Metal, announcing the transactions.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving Trine and Desktop Metal. Trine intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Trine, a consent solicitation statement of Desktop Metal and a prospectus of Trine, and each party will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/consent solicitation statement/prospectus will also be sent to the stockholders of Trine and Desktop Metal, seeking any required stockholder approval. Before making any voting or investment decision, investors and security holders of Trine and Desktop Metal are urged to carefully read the entire registration statement and proxy statement/consent solicitation statement/ prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Trine with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Trine may be obtained free of charge from Trine at www.Trineac.com. Alternatively, these documents, when available, can be obtained free of charge from Trine upon written request to Trine Acquisition Corp., 405 Lexington Avenue, 48th Floor, New York, New York 10174, Attn: Secretary, or by calling (212) 503-2855.

Trine, Desktop Metal and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Trine, in favor of the approval of the Merger. Information regarding Trine’s directors and executive officers is contained in Trine’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2020, and June 30, 2020, which are filed with the SEC. Additional information regarding the interests of those participants, the directors and executive officers of Desktop Metal and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/consent solicitation statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Trine’s and Desktop Metal’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Trine’s Form 10-K for the year ended December 31, 2019 under Risk Factors in Part I, Item 1A. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Trine and Desktop Metal believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither Trine nor Desktop Metal is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Trine has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in Trine’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to the Merger, including approval by stockholders of Trine and Desktop Metal on the expected terms and schedule and the risk that regulatory approvals required for the Merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the Merger; failure to realize the benefits expected from the proposed transaction; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the transaction; risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of Trine and Desktop Metal; risks related to Trine’s or Desktop Metal’s indebtedness; other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms; risks of the highly competitive nature of the additive manufacturing industry and the need to consistently innovate to effectively respond to the changing needs to product developers and engineers; the risks of failure to meet customers' quality specifications; the risks of being unable to successfully commercialize products under development; the risks of being unable to introduce new 3D printers, high-performance systems and consumables acceptable to customers or to improve the technology, software or consumables used in Desktop Metal’s current systems in response to changing technology and end-user needs; the risks of product mix shifting too far into lower margin products, and reducing Desktop Metal’s profitability; the risks of demand for Desktop Metal’s products not increasing adequately or as anticipated.

Any financial projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Trine’s and Desktop Metal’s control. While all projections are necessarily speculative, Trine and Desktop Metal believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Trine and Desktop Metal, or their representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Trine and is not intended to form the basis of an investment decision in Trine. All subsequent written and oral forward-looking statements concerning Trine and Desktop Metal, the proposed transaction or other matters and attributable to Trine and Desktop Metal or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1*	Agreement and Plan of Merger dated as of August 26, 2020, by and among Trine Acquisition Corp., Sparrow Merger Sub, Inc. and Desktop Metal, Inc.

99.1	Press Release issued by Trine and Desktop Metal on August 26, 2020.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Trine agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2020

Trine Acquisition Corp.

By:	/s/ Leo Hindery, Jr.
Name: Leo Hindery, Jr.
Title: Chief Executive Officer